Exhibit 10.21
Execution Copy
FIRST AMENDMENT TO
THE MERIDIAN RESOURCE & EXPLORATION LLC
CHANGE IN CONTROL SEVERANCE PLAN AND SUMMARY PLAN DESCRIPTION
(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 14, 2010)
     This First Amendment to the “The Meridian Resource & Exploration LLC Change in Control Severance Plan and Summary Plan Description (as Amended and Restated Effective as of May 14, 2010)” (the “Plan”), which amendment is dated the 6th day of July, 2011 (the “Amendment”), is hereby adopted by The Meridian Resource & Exploration LLC, a Delaware limited liability company (“Company”), and the Committee appointed and serving under the Plan. All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Plan.
RECITALS
     WHEREAS, Alta Mesa Holdings, LP, a Texas limited partnership (“Parent”), is the sole member of Alta Mesa Acquisition Sub, LLC, a Texas limited liability company (“Merger Sub”); and
     WHEREAS, Parent, Merger Sub and The Meridian Resource Corporation, a Texas corporation (“Target”), entered into an Agreement and Plan of Merger dated as of December 22, 2009, as amended by a First Amendment to Agreement and Plan of Merger dated as of April 7, 2010 (the “Merger Agreement”); and
     WHEREAS, pursuant to the terms of the Merger Agreement, Target merged with and into the Company with the Company being the surviving company, effective as of May 13, 2010 (the “Effective Time”); and
     WHEREAS, effective as of the Effective Time, Merger Sub became the sole member of the Company; and
     WHEREAS, under Articles IX and X of the Plan, the Company may amend the Plan at any time in its discretion, and the Company previously amended and restated the Plan effective as of May 14, 2010 (the “Restatement Date”); and
     WHEREAS, the version of the plan document (the “Prior Plan”) that the Company used as the underlying document for purposes of creating the amendment and restatement was the copy of the Prior Plan that the Target had filed with the U.S. Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Form 10-K/A filed by Target on April 30, 2009, and pursuant to which the chief executive officer and chief financial officer of the Target had certified to the SEC as being the true and correct version of the Plan as required under the rules of the SEC; and
     WHEREAS, the Company has just recently discovered that the copy of the Prior Plan that the Target had filed with the SEC on April 30, 2009 was not the true and correct copy of the Plan as it contained a different definition of the defined term, “Term of the Plan”, than the definition of such term in the executed Prior Plan document that is maintained in the records of the Company and was approved by the governing authority of the Target; and

     WHEREAS, as the true and correct copy of the Plan is otherwise identical to the Prior Plan except for the variation in the defined term, “Term of the Plan,” the Company did not have reason to notice this variation between the Plan and the Prior Plan until it was recently brought to the Company’s attention; and
     WHEREAS, as a result of the Prior Plan document that was filed with the SEC not being the true and correct copy in this material respect, when the Company amended and restated the Prior Plan under the form of the Plan, the definition of “Term of the Plan” was unknowingly altered to reflect the inaccurate definition of “Term of the Plan” from the copy of the Prior Plan that had been filed with the SEC; and
     WHEREAS, the Company having discovered this error made by the Target when filing the Prior Plan with the SEC, now desires to amend the Plan effective as of the Restatement Date in order to revise the definition of “Term of the Plan” to reflect the true and correct definition of “Term of the Plan” that is in the official version of the Prior Plan; and
     WHEREAS, due to the error in the SEC filing, the Company was operating under a mistake of fact for purposes of incorporating the incorrect definition of “Term of the Plan” into the Plan as it was amended and restated effective as of the Restatement Date, and is now hereby retroactively amending the Plan, effective as of Restatement Date, to incorporate the true and correct definition of “Term of the Plan” as such term is defined in the official version of the Prior Plan; and
     WHEREAS, due to the Change in Control (as defined in the Plan) that occurred as of the Effective Time, the Term of the Plan expired on May 13, 2011, which is one year after the date on which the Change in Control occurred;
     NOW, THEREFORE, the Plan is hereby amended, effective as of May 14, 2010, as follows:
     Effective as of May 14, 2010, the definition of “Term of the Plan” in Section 2.1 of the Plan is hereby deleted and replaced, in its entirety, with the following new definition of “Term of the Plan”:
“Term of the Plan” means the period commencing on the Effective Date and ending on:
     (a) the last day of the one-year period beginning on the Effective Date if no Change in Control shall have occurred during that one-year period (such last day being the “Expiration Date”); or
     (b) if a Change in Control shall have occurred during (i) the one-year period beginning on the Effective Date or (ii) any period for which the Term of the Plan shall have been automatically extended pursuant to the second sentence of this definition, the last day of the one-year period beginning on the date on which the Change in Control occurred.

After the expiration of the time period described in subsection (a) of this definition and in the absence of a Change in Control (as described in subsection (b) of this definition), the Term of the Plan shall be automatically extended for successive one-year periods beginning on the day immediately following the Expiration Date (the beginning date of each successive one-year period being a “Renewal Date”), unless, not later than six months prior to the Expiration Date or applicable Renewal Date, the Company shall give notice to Participants that the Term of the Plan will not be extended (which notice, for purposes of clarity, only applies if a Change in Control, as described in subsection (b) above, has not occurred).
     As amended hereby, the Plan is hereby ratified and confirmed in all respects.
     IN WITNESS WHEREOF, this Amendment has been approved, affirmed, ratified, adopted and executed, as of the date first set forth above, to be effective as of May 14, 2010, by a duly authorized officer of the Company on behalf of the Company, and by all of the members of the Committee appointed and currently serving under the Plan.
[Signature page follows.]

THE MERIDIAN RESOURCE & EXPLORATION LLC
By:	/s/ Harlan H. Chappelle
	Name:	Harlan H. Chappelle
	Title:	Manager

COMMITTEE OF THE PLAN
By:	/s/ Harlan H. Chappelle
	Name:	Harlan H. Chappelle
Date: July 6, 2011

By:	/s/ Michael E. Ellis
	Name:	Michael E. Ellis
Date: July 6, 2011

By:	/s/ Michael A. McCabe
	Name:	Michael A. McCabe
Date: July 6, 2011